POWER OF ATTORNEY

Know all by these present, that the undersigned party hereby constitutes and appoints each of Gregg R. Bodnar, Chief Financial Officer of Ulta Salon,
Cosmetics & Fragrance, Inc. ("Ulta") and Robert S. Guttman, General Counsel of
Ulta, signing singly, such party's true and lawful attorney-in-fact to:

(1) execute for and on behalf of such party, all documents relating to the reporting of beneficial ownership of securities required to be filed with the
United States Securities and Exchange Commission (the "SEC") pursuant to Section
13(d) or Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder (the "Exchange Act"), including, without limitation, Schedule 13D and
Form 3, Form 4 and Form 5 and successive forms thereto;

(2) do and perform any and all acts for and on behalf of such party that may be necessary or desirable to complete and execute any such documents, complete and execute any amendment or amendments thereto, and timely file such documents with the SEC and any stock exchange, automated quotation system or similar authority;
and

(3) take any other action of any type whatsoever in furtherance of the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, such party, it being understood that the documents executed by such attorney-in-fact on behalf of such party pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

Such party hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such party might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of such party, are not assuming, nor is
Ulta assuming, any of the undersigned's responsibilities to comply with the
Exchange Act.

This Power of Attorney shall remain in full force and effect until such party is no longer required to file such documents with respect to such party's holdings of and transactions in securities issued by Ulta, unless earlier revoked by such party in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 17th day of June, 2009.

                                          By: /s/ Lorna E. Nagler

                                           Name:  Lorna E. Nagler